Exhibit 99.2

Message from the EMT on Blackstone Acquisition of Dynegy

Dear Fellow Employees:

Earlier today, Dynegy announced that it has entered into a definitive merger agreement to be acquired by an affiliate of The Blackstone Group L.P. in a transaction valued at approximately $4.7 billion, including the assumption of existing debt. Dynegy’s stockholders would receive $4.50 per share in cash at the time of closing, which is expected by the end of 2010. For stockholders, the proposed transaction provides a cash offer with a 62 percent premium to our closing share price on August 12, 2010. More details, including the terms of the transaction and the timing of events, can be found in the news release that is attached to this letter.

In addition to the transaction with Dynegy, an affiliate of The Blackstone Group L.P. and NRG Energy have entered into a separate agreement through which NRG Energy will acquire four natural gas-fired assets currently owned by Dynegy – Casco Bay, Moss Landing, Morro Bay and Oakland. More information on that transaction is also included in the attached news release.

While we still believe the long-term fundamentals for the electricity sector remain intact, in the near-term our financial results and stock price will continue to be impacted by market conditions and other factors, many of which are beyond our control. As an organization, we have demonstrated success in terms of “operating and commercializing well,” but many challenges remain, including volatile commodity prices, a weak U.S. economy and uncertainties related to regulatory and environmental changes, compounded by our level of fixed costs.

This premium cash offer is an opportunity for stockholders to realize significant value today without accepting the future risks tied to market conditions and company-specific factors.

There are several important points for us to keep in mind. First, The Blackstone Group is one of the largest companies by revenue in the United States, and has been both an active investor in the energy sector and an owner of power generation assets, having been an owner of Texas Genco and a current owner of Sithe Global Power (an international power development company based in New York with over 2,150 MW of capacity in operation and under construction worldwide). It is also a major employer, with 66 portfolio companies and more than 700,000 employees. With Blackstone’s backing, and operating as a private company, we expect Dynegy to have additional flexibility to deal with the challenges that we face. Second, we should also recognize that the investment from Blackstone is a significant vote of confidence in the future of this company and its employees. Blackstone is committed to maintaining safe, reliable and environmentally responsible operations and will bring a renewed focus on value creation and growth to the company. Lastly, the transaction with the affiliate of Blackstone is subject to stockholder and various government approvals, and is expected to close by the end of the year. In the meantime, employees should maintain their focus on operating and commercializing well.

We understand that as employees you will have many questions about the transaction and its impact on the company. While we are committed to open communications regarding the transaction and its impacts, we are limited by certain rules and regulations that apply to these types of communications. For example, certain communications could be considered “solicitation materials” under SEC rules, and we intend generally to limit these communications to the proxy statement we will file and ultimately distribute to our stockholders.

That said, it is important to us to communicate with all of you in person regarding this transaction. To that end, we will host an employee meeting on Monday, August 16, at 10 a.m. Central. Thereafter, we will provide additional information as it becomes available.

We want to express our sincere appreciation to all of you who contributed to today’s announcement, including those of you who have continued to focus on operating and commercializing well during a very unique time. We look forward to speaking with all of you on Monday, August 16.

Sincerely,

The Executive Management Team

Bruce Williamson – Chairman, President and Chief Executive Officer

Kevin Blodgett – General Counsel and Executive Vice President, Administration

Chuck Cook – Executive Vice President, Commercial Operations and Market Analytics

Lynn Lednicky – Executive Vice President, Operations

Holli Nichols – Executive Vice President and Chief Financial Officer

Cautionary Statement Regarding Forward-Looking Statements

This release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements”. All statements included or incorporated by reference in this release, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate”, “estimate”, “project”, “forecast”, “plan”, “may”, “will”, “should”, “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

(i) the timing and anticipated benefits to be achieved through our 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which we are, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which we transact, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of a market recovery over the longer term; (viii) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy and its impacts on our business; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding our revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the merger between Dynegy and an affiliate of Blackstone, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

Additional Information and Where to Find It

In connection with the Merger, Dynegy will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the company. BEFORE MAKING ANY VOTING DECISION, DYNEGY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dynegy’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Dynegy’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from the company’s website, http://www.dynegy.com.

Participants in Solicitation

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy’s stockholders with respect to the special meeting of stockholders that will be held to consider the Merger. Information about Dynegy’s directors and executive officers and their ownership of the company’s common stock is set forth in the proxy statement for Dynegy’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.